                                                                      EXHIBIT 99


   TOWER FINANCIAL CORPORATION REPORTS SECOND QUARTER 2003 NET INCOME OF $0.43
                            MILLION, UP 21.2 PERCENT

FORT WAYNE, INDIANA - July 31, 2003 - Tower Financial Corporation (Nasdaq: TOFC) today announced net income for the second quarter of 2003 of $0.43 million compared to $0.35 million for the second quarter of 2002, an increase of 21.2 percent. Fully diluted earnings per share totaled $0.11 compared to $0.14 last year. Per share results were impacted by a 52 percent increase in average fully diluted shares outstanding arising from the rights offering and limited public offering completed in August 2002.

For the six months year-to-date 2003, net income was $0.62 million compared to $0.68 million for the prior year period. Diluted earnings per share were $0.15 for the first half of 2003 versus $0.26 for the 2002 period. Again, per share results were impacted by a 53% increase in average shares outstanding.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased to report that we exceeded $400 million in assets this quarter - 27 percent ahead of last year's second quarter. Our ability to attract new clients and expand existing relationships has been integral to our success, and we are grateful for the continuing support and recognition we receive from the Fort Wayne community.

"Revenue growth continues to drive our performance, from a combination of strong loan growth and exceptional fee income growth across-the-board. We believe that our strategy to become a full-service community bank, successfully meeting the broad range of client needs with quality products and services, has had two important benefits: a strong, diversified revenue stream, and a satisfied customer base. The effect of our strong revenue growth on earnings was tempered by a higher loan loss provision during the second quarter to provide for the effects of the soft economy on our loans and for a mortgage charge-off.

We have substantially completed our research of and are reaching closure on the unauthorized mortgage loans and mortgage activity we previously disclosed in the first quarter of 2003. This quarter included provision for a mortgage loan charge-off of $115,000, referenced above, in addition to $720,000 of pretax charges recorded last quarter. We are filing all necessary claims with our fidelity bond insurer for reimbursement of our losses. We are optimistic about the prospect for a substantial recovery.

"On July 1, 2003 we broke ground for our fifth banking office, located in Waynedale on the south side of the Greater Fort Wayne market area. We anticipate a fourth quarter opening. Our expanded geographical presence will allow us to better serve our existing customers and support continued growth."
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Total revenue, consisting of net interest income and non-interest income, was
$3.8 million for the second quarter of 2003, an increase of 24.0 percent over the $3.1 million reported in prior-year second quarter. Net interest income grew
14.7 percent to $2.9 million, reflecting a 26.0 percent increase in average earning assets. The net interest margin of 3.04 percent was unchanged from the previous quarter and was 3.34 percent in the year-ago quarter. Mr. Schenkel noted, "The low rate environment has obviously affected our margin, as it has generally throughout the banking industry. We have strategies in place to re-price our deposits and attract non-interest bearing deposits in order to maintain our margins despite our asset-sensitive position."

Non-interest income was $0.93 million for the second quarter of 2003, an increase of 64.7 percent above the prior year quarter. Tower experienced exceptional growth in all categories: mortgage broker fees, up 169.9 percent; trust fees, up 31.0 percent; and service charges on deposit accounts, up 67.1 percent. Mr. Schenkel commented, "The mortgage business is still robust. In addition, we believe that Tower has earned the reputation as the premier provider of trust services in Fort Wayne. Our investment management and trust services group is experiencing solid growth despite uncertain market conditions." Trust accounts and assets under management rose 17.7 percent and
13.8 percent, respectively, above last year's second quarter; assets under management now total $253 million.

Non-interest expense for the 2003 second quarter was $2.4 million, an 18.7 percent increase over the $2.0 million reported for the prior-year period. Reflecting the Company's strong rate of asset growth, the increase in non-interest expense supported growth in infrastructure, personnel, marketing and professional costs. Expense growth was well-controlled relative to growth in revenues. Tower continues to become more efficient; the efficiency ratio improved to 63.62 percent from 66.46 percent for the same period last year.

According to Mr. Schenkel, "We believe asset quality is sound, but due to the soft local economy, we are being prudent with respect to loan loss reserves. Consequently, the allowance for loan losses has increased to 1.55 percent of period-end loans from 1.44 percent twelve months ago. While non-performing assets have trended up in recent quarters, we believe that prospects of collectibility are favorable, and our low level of charge-offs supports this confidence." Non-performing loans at June 30, 2003 were 0.54 percent of total loans compared to 0.26 percent for the prior-year quarter. Net charge-offs were $255,000, or 0.29 percent of average loans on an annualized basis, compared to $148,000, or 0.22 percent for the year-ago quarter, and $512,000, or 0.62 percent, for the first quarter of 2003. Of the $767,000 charge-offs realized during the first six months of 2003, $560,000 were related to the unauthorized mortgage loans.

Assets reached $407.0 million at June 30, 2003, a 27.4 percent increase over the $319.4 million reported for the year-ago quarter. Spurred by new business relationships, loans outstanding grew by $68.6 million, or 23.9 percent, reaching $355.2 million at June 30, 2003. Loan growth was funded by a combination of new deposits and proceeds from the issuance of common stock in 2002. Deposits increased $74.9 million, or 27.9 percent; non-interest bearing deposits rose 28.6 percent.

Shareholders' equity was $39.7 million at June 30, 2003, an increase of 63.1 percent from the $24.3 million at June 30, 2002, reflecting the August, 2002 rights offering and limited public offering, which contributed $13.7 million in new equity capital. The Company continues its 'well-capitalized' status; the total risk-based capital ratio was 13.01 percent, up from 10.57 percent for the prior-year quarter. Shares outstanding at June 30, 2003 totaled 3,932,194.

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust, a fast-growing de novo bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol 'TOFC'.

SAFE HARBOR PROVISION

This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.
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



Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At June 30, 2003, December 31, 2002 and June 30, 2002
                                                                              (unaudited)                         (unaudited)
                                                                                JUNE 30         DECEMBER 31         JUNE 30
                                                                                 2003              2002              2002
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                        $  14,354,250      $  9,228,782     $   5,855,545
Short-term investments and interest-earning deposits                               5,826,299        13,598,037         3,084,419
Federal funds sold                                                                14,025,439        13,341,860         8,810,177
                                                                           ------------------------------------------------------
      Total cash and cash equivalents                                             34,205,988        36,168,679        17,750,141

Interest-earning deposits                                                                  -                 -           495,000
Securities available for sale, at fair value                                      10,328,012        11,170,570        12,916,304
FHLBI and FRB stock                                                                2,071,700         2,057,500                 -
Loans held for sale                                                                1,107,478         5,769,700           839,300

Loans                                                                            355,234,159       321,339,946       286,606,943
Allowance for loan losses                                                         (5,513,957)       (4,745,672)       (4,130,137)
                                                                           ------------------------------------------------------
      Net loans                                                                  349,720,202       316,594,274       282,476,806

Premises and equipment, net                                                        2,617,319         2,625,602         2,196,368
Accrued interest receivable                                                        1,290,594         1,092,806         1,167,230
Other assets                                                                       5,668,689         1,831,785         1,559,803
                                                                           ------------------------------------------------------

      Total assets                                                             $ 407,009,982      $377,310,916     $ 319,400,952
                                                                           ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                                         $  46,659,034      $ 42,966,347     $  36,273,805
   Interest-bearing                                                              296,389,516       267,617,640       231,915,396
                                                                           ------------------------------------------------------
      Total deposits                                                             343,048,550       310,583,987       268,189,201

Short-term borrowings                                                              1,060,000         1,060,000         1,060,000
Federal Home Loan Bank advances                                                   19,000,000        21,500,000        21,500,000
Trust preferred securities                                                         3,500,000         3,500,000         3,500,000
Accrued interest payable                                                             268,749           272,303           246,345
Other liabilities                                                                    470,849         1,219,763           580,658
                                                                           ------------------------------------------------------
      Total liabilities                                                          367,348,148       338,136,053       295,076,204

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
   no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized;
   issued and outstanding - 3,932,194 shares at June 30, 2003; 3,931,184
   shares at December 31, 2002 and 2,530,000 shares at June 30, 2002              37,202,542        37,190,692        23,469,770
Retained earnings                                                                  2,375,970         1,760,778           720,582
Accumulated other comprehensive income, net of tax of
   $55,548 at June 30, 2003; $148,928 at December 31, 2002
   and $89,597 at June 30, 2002                                                       83,322           223,393           134,396
                                                                           ------------------------------------------------------
      Total stockholders' equity                                                  39,661,834        39,174,863        24,324,748
                                                                           ------------------------------------------------------

      Total liabilities and stockholders' equity                               $ 407,009,982      $377,310,916     $ 319,400,952
                                                                           ======================================================
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Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2003 and 2002 (unaudited)

                                                        FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                    --------------------------------------  -------------------------------------
                                                           2003               2002                 2003              2002
------------------------------------------------------------------------------------------  -------------------------------------
INTEREST INCOME:
     Loans, including fees                                 $ 4,268,755        $ 3,852,078          $ 8,401,182       $ 7,399,855
     Securities - taxable                                       88,347            117,769              174,176           161,206
     Securities - tax exempt                                    24,794             14,894               41,504            20,026
     Other interest income                                      55,664             62,142               97,639           204,356
                                                    --------------------------------------  -------------------------------------
         Total interest income                               4,437,560          4,046,883            8,714,501         7,785,443
INTEREST EXPENSE:
     Deposits                                                1,359,442          1,396,421            2,690,188         2,827,765
     Short-term borrowings                                      26,488              9,422               29,457            13,586
     FHLB advances                                             116,985             73,396              261,045           129,470
     Trust preferred securities                                 76,905             76,904              158,670           158,962
                                                    --------------------------------------  -------------------------------------
         Total interest expense                              1,579,820          1,556,143            3,139,360         3,129,783
                                                    --------------------------------------  -------------------------------------

Net interest income                                          2,857,740          2,490,740            5,575,141         4,655,660
PROVISION FOR LOAN LOSSES                                      690,000            445,000            1,535,000           820,000
                                                    --------------------------------------  -------------------------------------

Net interest income after provision
   for loan losses                                           2,167,740          2,045,740            4,040,141         3,835,660

NONINTEREST INCOME:
     Trust fees                                                337,384            257,626              693,344           519,254
     Service charges                                           159,508             95,447              308,795           189,236
     Loan broker fees                                          284,291            105,350              484,936           213,278
     Gain on sale of securities                                      -                  -              190,766                 -
     Other fees                                                148,671            106,087              289,880           190,627
                                                    --------------------------------------  -------------------------------------
         Total noninterest income                              929,854            564,510            1,967,721         1,112,395

NONINTEREST EXPENSE:
     Salaries and benefits                                   1,332,750          1,183,292            2,604,465         2,295,545
     Occupancy and equipment                                   302,285            251,568              606,063           482,338
     Marketing                                                 158,126             63,309              211,056           112,991
     Data processing                                            83,524             66,369              172,403           132,805
     Loan and professional costs                               157,426            158,010              327,083           217,181
     Office supplies and postage                                67,113             48,523              137,939            97,332
     Courier service                                            68,451             56,449              136,285           114,348
     Other expense                                             240,728            202,990              840,706           383,282
                                                    --------------------------------------  -------------------------------------
         Total noninterest expense                           2,410,403          2,030,510            5,036,000         3,835,822
                                                    --------------------------------------  -------------------------------------

INCOME BEFORE INCOME TAXES                                     687,191            579,740              971,862         1,112,233
Income taxes expense                                           257,470            225,100              356,670           436,800
                                                    --------------------------------------  -------------------------------------

NET INCOME                                                 $   429,721        $   354,640          $   615,192       $   675,433
                                                    ======================================  =====================================

BASIC EARNINGS PER COMMON SHARE                            $      0.11        $      0.14          $      0.16       $      0.27
DILUTED EARNINGS PER COMMON SHARE                          $      0.11        $      0.14          $      0.15       $      0.26
Average common shares outstanding                            3,932,194          2,530,000            3,931,757         2,530,000
Average common shares and dilutive
   potential common shares outstanding                       3,969,399          2,611,029            4,007,177         2,610,269

Tower Financial Corporation
Second Quarter 2003 Results


                                                      Tower Financial Corporation
                                                    Consolidated Financial Highlights
                                                             (unaudited)
                                                                                   QUARTERLY
                                           ----------------------------------------------------------------------------------------
                                                 2ND QTR          1ST QTR          4TH QTR          3RD QTR          2ND QTR
($ in thousands except for share data)            2003             2003              2002             2002             2002
                                               ------------     ------------     -------------    -------------    -------------

EARNINGS
   Net interest income                       $       2,858            2,717             2,767            2,627            2,491
   Provision for loan loss                   $         690              845               470              475              445
   NonInterest income                        $         930            1,038             1,131              711              565
   NonInterest expense                       $       2,410            2,626             2,418            2,162            2,031
   Net income                                $         430              185               612              428              355
   Basic earnings per share                  $        0.11             0.05              0.16             0.14             0.14
   Diluted earnings per share                $        0.11             0.05              0.16             0.14             0.14
   Average shares outstanding                    3,932,194        3,931,319         3,926,526        3,030,464        2,530,000
   Average diluted shares outstanding            3,969,399        4,002,326         3,935,412        3,063,541        2,611,029

PERFORMANCE RATIOS
   Return on average assets *                        0.44%            0.20%             0.67%            0.50%            0.46%
   Return on average common equity *                 4.36%            1.90%             6.25%            5.74%            5.91%
   Net interest margin *                             3.04%            3.04%             3.13%            3.15%            3.34%
   Efficiency ratio                                 63.62%           69.93%            62.03%           64.77%           66.46%

CAPITAL
   Average equity to average assets                 10.10%           10.50%            10.75%            8.68%            7.84%
   Tier 1 leverage capital ratio                    10.99%           11.35%            11.75%           12.28%            9.01%
   Tier 1 risk-based capital ratio                  11.75%           11.92%            12.57%           13.02%            9.32%
   Total risk-based capital ratio                   13.01%           13.17%            13.82%           14.27%           10.57%
   Book value per share                      $       10.09             9.97              9.97             9.83             9.61

ASSET QUALITY
   Net charge-offs                           $         255              512               131              198              148
   Net charge-offs to average loans *                0.29%            0.62%             0.17%            0.27%            0.22%
   Allowance for loan losses                 $       5,514            5,079             4,746            4,407            4,130
   Allowance for loan losses to total loans          1.55%            1.49%             1.48%            1.46%            1.44%
   Nonperforming loans                       $       1,936            1,470               719              796              748
   Other real estate owned                   $          80                -                 -                -                -
   Nonperforming loans to total loans                0.54%            0.43%             0.22%            0.26%            0.26%
   Nonperforming assets to total assets              0.50%            0.37%             0.19%            0.22%            0.23%

END OF PERIOD BALANCES
   Total assets                              $     407,010          397,381           377,311          356,538          319,401
   Total earning assets                      $     388,593          377,887           367,278          342,809          312,752
   Total loans                               $     355,234          340,553           321,340          301,398          286,607
   Total deposits                            $     343,049          334,055           310,584          290,944          268,189
   Stockholders' equity                      $      39,662           39,221            39,175           38,572           24,325

AVERAGE BALANCES
   Total assets                              $     391,830          375,722           361,386          340,499          307,455
   Total earning assets                      $     378,783          363,974           351,633          332,098          300,630
   Total loans                               $     346,946          333,206           313,884          294,877          275,407
   Total deposits                            $     327,676          309,312           295,231          283,852          267,333
   Stockholders' equity                      $      39,581           39,451            38,860           29,564           24,109

* annualized

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